                                                                   Exhibit 23(b)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 175,000 Class A Common Shares pertaining to the American Greetings Employment Agreement with Selling Shareholder dated September 25, 2001, of our reports (a) dated March 27, 2001, with respect to the consolidated financial statements and schedule of American Greetings Corporation included in its Annual Report (Form 10-K) for the year ended February 28, 2001, (b) dated February 16, 2001, with respect to the financial statements of Egreetings Network, Inc. included in its Current Report on Form 8-K/A of American Greetings Corporation dated June 1, 2001, and (c) dated September 13, 2001, with respect to the financial statements of Blue Mountain Arts, a division of At Home Corporation, included in its Current Report on Form 8-K/A of American Greetings Corporation dated November 21, 2001, all filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP



Cleveland, Ohio
December 17, 2001